CLIFFORD L. NEUMAN, P.C.

Attorney at Law

TEMPLE-BOWRON HOUSE

1507 PINE STREET

BOULDER, COLORADO 80302

Telephone: (303) 449-2100

Facsimile: (303) 449-1045

E-mail: clneuman@neuman.com

May 16, 2012

Fieldpoint Petroleum Corporation

1703 Edelweiss Drive

Cedar Park, Texas  78613

Re:

Registration Statement on Form S-3 (Registration No. 333-178126) and Prospectus Supplement thereto dated May 16, 2012 Covering the Public Offering At the Market of up to 900,000 Shares of Common Stock of Fieldpoint Petroleum Corporation.

Gentlemen:

As counsel for Fieldpoint Petroleum Corporation, (the “Company” or “Fieldpoint”), we are furnishing this opinion to you pursuant to Section 8(m) of the At Market Issuance Sales Agreement dated May 16, 2012 (the “ATM Agreement”) by and between the Company and MLV & Co. LLC (“MLV”), regarding the sale by the Company through MLV from time to time of up to 900,000 shares of the Company’s common stock, $.01 par value (“Placement Shares” or “Securities”) and the sale of the Securities by MLV in the manner contemplated in the ATM Agreement (the “Public Offering”).   (Certain capitalized terms used herein shall have the meaning ascribed to them in the ATM Agreement.)  The Company’s Registration Statement on Form S-3 (Registration No. 333-178126) covering the Public Offering of the Securities (the “Registration Statement”) was filed with the United States Securities and Exchange Commission, Washington, D.C. (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 22, 2011 and was declared effective by the Commission on December 16, 2011.

The Registration Statement, including a base prospectus (“Prospectus”) related to certain securities, including the Placement Shares to be issued from time to time by the Company incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”).  The Company has prepared a prospectus supplement dated May 16, 2012 specifically relating to the Placement Shares (the “Prospectus Supplement”) to the Prospectus included as part of such Registration Statement.

This Opinion is furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the “Accord”) of the American Bar Association, Section of Business Law (1991).  As a consequence, this Opinion Letter is subject to a number of qualifications, exception, definitions, limitation on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.  The law covered by the opinions expressed herein is limited to the federal law of the United States and the law of the State of Colorado.

For the purpose of the opinions expressed below, we have examined, among other things, the Registration Statement, the Prospectus and Prospectus Supplement and the ATM Agreement and have supervised proceedings taken in connection with the authorization, execution and filing with the Commission of the Registration Statement, Prospectus and Prospectus Supplement, the authorization, execution and delivery of the ATM Agreement, and, as contemplated thereby, the authorization and the issuance and delivery of the Securities by the Company at the Closings contemplated by the ATM Agreement.

Based upon and subject to the foregoing and such qualifications as may be set forth below, we are of the opinion that:

1.

The Placement Shares have been duly authorized and, when sold by the Company and paid for as contemplated by the ATM Agreement, the Registration Statement, the Prospectus and Prospectus Supplement will be validly issued, fully paid and non assessable.

We have assumed that the signatures of all persons executing any agreement or instrument on behalf of any party were genuine; that such persons have the requisite capacity, power, authority and right to execute such agreement and instruments in the capacities indicated therein; and that all such agreements, and instruments were duly-executed and delivered by or on behalf of all such parties.

We have not been requested to opine, and we have not opined, as to any matters other than those expressly set forth herein.  This opinion extends only to questions of the law of the State of Colorado and the federal law of the United States of America, and as to the good standing and qualification to do business of the Company and its subsidiaries, of the State of Colorado, and we express no opinion with respect to any other laws or the law of any other jurisdiction.  With respect to the ATM Agreement which is governed by New York law, we are assuming that the law of New York is the same as the law of Colorado as it pertains to the ATM Agreement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

CLIFFORD L. NEUMAN, PC

By:__/s/ Clifford L. Neuman_____

Clifford L. Neuman